GORDON K.W. GEE
Chartered Accountant	#601 -325 Howe Street	Vancouver, BC V6C 1Z7
An Incorporated Professional	Telephone: (604) 689 -8815	Facsimile: (604) 689 -8838

8 December 2009

United States Securities and

Exchange Commission Washington, DC USA 20549

Dear Sirs / Mesdames,

Regarding: Toro Ventures, Inc.

I am writing in respect to Form 8-K, Current Report, Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and specifically Item 4.01 Changes in Registrants Certifying Accountant

I have the read the statements made in Item 4.01 Changes in Registrants Certifying Accountant, of Form 8-K, dated 04 December 2009, and I am in agreement with such statements made.

Yours sincerely,

Gordon K.W. Gee / signed

Gordon K.W. Gee GKWG/